$300,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                December 1, 1999

                                      among

                               SCANA CORPORATION,

                             The Banks Listed Herein

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                              THE BANK OF NEW YORK,
                             as Documentation Agent

                             BANK OF AMERICA, N.A.,
                                   as Co-Agent

                             SUNTRUST BANK, ATLANTA,
                                   as Co-Agent

                                       and

                              WACHOVIA BANK, N.A.,
                             as Administrative Agent

               ---------------------------------------------------



                           WACHOVIA SECURITIES, INC.,
                            As Lead and Sole Arranger

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01  Definitions......................................................1
SECTION 1.02  Accounting Terms and Determinations.............................15
SECTION 1.03  Use of Defined Terms............................................15
SECTION 1.04  Terminology.....................................................15
SECTION 1.05  References......................................................15

                                   ARTICLE II.

                                   THE CREDITS

SECTION 2.01  Commitments to Make Loans.......................................16
SECTION 2.02  Method of Conversion and Continuation...........................16
SECTION 2.03  Notes...........................................................17
SECTION 2.04  Repayment and Maturity of Loans.................................18
SECTION 2.05  Interest Rates..................................................18
SECTION 2.06  Fees............................................................20
SECTION 2.07  Optional Prepayments............................................20
SECTION 2.08  Mandatory Prepayments...........................................20
SECTION 2.09  General Provisions as to Payments...............................21
SECTION 2.10  Computation of Interest and Fees................................23

                                  ARTICLE III.

                               CONDITIONS TO LOANS

SECTION 3.01  Conditions to Closing...........................................23
SECTION 3.02  Conditions to Funding...........................................25

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Corporate Existence and Power...................................26
SECTION 4.02  Corporate and Governmental Authorization; No Contravention......26
SECTION 4.03  Binding Effect..................................................27
SECTION 4.04  Financial Information...........................................27
SECTION 4.05  Litigation......................................................27
SECTION 4.06  Compliance with ERISA...........................................27

SECTION 4.07  Taxes...........................................................28
SECTION 4.08  Subsidiaries....................................................28
SECTION 4.09  Not an Investment Company.......................................28
SECTION 4.10  Public Utility Holding Company Act..............................28
SECTION 4.11  Ownership of Property; Liens....................................28
SECTION 4.12  No Default......................................................29
SECTION 4.13  Full Disclosure.................................................29
SECTION 4.14  Environmental Matters...........................................29
SECTION 4.15  Compliance with Laws............................................30
SECTION 4.16  Capital Stock...................................................30
SECTION 4.17  Margin Stock....................................................30
SECTION 4.18  Insolvency......................................................30
SECTION 4.19  Insurance.......................................................30
SECTION 4.20  Compliance with Year 2000 Plan..................................30

                                   ARTICLE V.

                                    COVENANTS

SECTION 5.01  Information.....................................................31
SECTION 5.02  Inspection of Property, Books and Records.......................32
SECTION 5.03  Maintenance of Existence........................................33
SECTION 5.04  Dissolution.....................................................33
SECTION 5.05  Use of Proceeds.................................................33
SECTION 5.06  Compliance with Laws; Payment of Taxes..........................33
SECTION 5.07  Insurance.......................................................33
SECTION 5.08  Maintenance of Property.........................................34
SECTION 5.09  Environmental Notices...........................................34
SECTION 5.10  Environmental Matters...........................................34
SECTION 5.11  Environmental Release...........................................34
SECTION 5.12  Restricted Payments.............................................34
SECTION 5.13  Loans or Advances...............................................34
SECTION 5.14  Acquisitions....................................................35
SECTION 5.15  Investments.....................................................35
SECTION 5.16  Negative Pledge.................................................35
SECTION 5.17  Consolidations, Mergers and Sales of Assets.....................37
SECTION 5.18  Change in Fiscal Year...........................................37
SECTION 5.19  Compliance with ERISA...........................................37
SECTION 5.20  Maintenance of Ratings..........................................37
SECTION 5.21  Transactions with Affiliates....................................37
SECTION 5.22  Ratio of Consolidated Total Debt to Consolidated
              Total Capitalization............................................38
SECTION 5.23  Minimum Interest Coverage Ratio.................................38
SECTION 5.24  Subsidiaries....................................................38
SECTION 5.25  Public Utility Holding Company Act..............................38

                                   ARTICLE VI.

                                    DEFAULTS

SECTION 6.01  Events of Default...............................................38
SECTION 6.02  Notice of Default...............................................41

                                  ARTICLE VII.

                            THE ADMINISTRATIVE AGENT

SECTION 7.01  Appointment, Powers and Immunities..............................41
SECTION 7.02  Reliance by Administrative Agent................................42
SECTION 7.03  Defaults........................................................42
SECTION 7.04  Rights of Administrative Agent and its Affiliates as a Bank.....42
SECTION 7.05  Indemnification.................................................43
SECTION 7.06  Consequential Damages...........................................43
SECTION 7.07  Payee of Note Treated as Owner..................................43
SECTION 7.08  Non-Reliance on Administrative Agent and Other Banks............43
SECTION 7.09  Failure to Act..................................................44
SECTION 7.10  Resignation or Removal of Administrative Agent..................44

                                  ARTICLE VIII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01  Basis for Determining Interest Rate Inadequate or Unfair........44
SECTION 8.02  Illegality......................................................45
SECTION 8.03  Increased Cost and Reduced Return...............................45
SECTION 8.04  Conversion of Affected Euro-Dollar Loans to Base Rate Loans.....46
SECTION 8.05  Compensation....................................................47

                                   ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.01  Notices.........................................................47
SECTION 9.02  No Waivers......................................................48
SECTION 9.03  Expenses; Documentary Taxes; Indemnification....................48
SECTION 9.04  Setoffs; Sharing of Set-Offs....................................49
SECTION 9.05  Amendments and Waivers..........................................49
SECTION 9.06  Margin Stock Collateral.........................................50
SECTION 9.07  Successors and Assigns..........................................50
SECTION 9.08  Confidentiality.................................................52
SECTION 9.09  Representation by Banks.........................................52
SECTION 9.10  Obligations Several.............................................52

SECTION 9.11  Survival of Certain Obligations.................................53
SECTION 9.12  Georgia Law.....................................................53
SECTION 9.13  Severability....................................................53
SECTION 9.14  Interest........................................................53
SECTION 9.15  Interpretation..................................................53
SECTION 9.16  Consent to Jurisdiction.........................................53
SECTION 9.17  Counterparts....................................................53


EXHIBIT A     Form of Note
EXHIBIT B     Form of Opinion of Counsel for the Borrower
EXHIBIT C     Form of Opinion of Special Counsel for the Administrative Agent
EXHIBIT D     Form of Closing Certificate
EXHIBIT E     Form of Secretary's Certificate
EXHIBIT F     Form of Compliance Certificate
EXHIBIT G     Form of Assignment and Acceptance
EXHIBIT H     Form of Interest Rate Election Notice
EXHIBIT I     Form of Notice of Borrowing

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of December 1, 1999 among SCANA CORPORATION, a South Carolina corporation, the BANKS listed on the signature pages hereof, FIRST UNION NATIONAL BANK, as Syndication Agent, THE BANK OF NEW YORK, as Documentation Agent, BANK OF AMERICA, N.A., as Co-Agent, SUNTRUST BANK, ATLANTA, as Co-Agent, and WACHOVIA BANK, N.A., as Administrative Agent.

     The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires from any Person other than a Wholly Owned Subsidiary equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person (other than a Wholly Owned Subsidiary) a Subsidiary of the Borrower, or causes any Person (other than a Wholly Owned Subsidiary) to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases from any Person other than a Wholly Owned Subsidiary all or substantially all of the business or assets of any Person; provided that, notwithstanding the foregoing, the formation and capitalization of a Wholly Owned Subsidiary shall not constitute an Acquisition.

     "Additional   Trust  Preferred   Securities"   means  any  trust  preferred
securities issued after the Closing Date by any Subsidiary having no voting rights exerciseable on or before the Maturity Date and issued in connection with a financing arrangement generally structured in a manner similar to the financing in connection with which the Trust Preferred Securities were issued.

     "Adjusted  London  Interbank  Offered  Rate" has the  meaning  set forth in
Section 2.05(c).

     "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Administrative Agent's Letter Agreement" means that certain letter agreement, dated October 1, 1999, among the Borrower, the Administrative Agent and the Arranger relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Administrative Agent and the Arranger, together with all amendments and modifications thereto.

     "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     "Applicable Margin" has the meaning set forth in Section 2.05(a).

     "Arranger" means Wachovia Securities, Inc., together with its successors and assigns.

     "Assignee" has the meaning set forth in Section 9.07(c).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit G.

     "Authority" has the meaning set forth in Section 8.02.

     "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Loan" means a Loan that bears or is to bear interest at a rate based upon the Base Rate.

     "BONY Indenture" means the Indenture dated as of November 1, 1989 from the Borrower to The Bank of New York, as trustee, as it may hereafter be amended and supplemented.

     "Borrower" means SCANA Corporation, a South Carolina corporation, and its successors and permitted assigns.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. and its implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

     "Change of Law" shall have the meaning set forth in Section 8.02.

     "Closing Certificate" has the meaning set forth in Section 3.01(e).

     "Closing Date" means December 15, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance.

     "Compliance Certificate" has the meaning set forth in Section 5.01(c).

     "Consolidated EBITDA" for any period means the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period,
(iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (iv) Depreciation for such period and (v) amortization of intangible assets of the Borrower and its Consolidated Subsidiaries for such period. In determining Consolidated EBITDA for any period, (a) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (b) any amounts which would be included in a determination of Consolidated EBITDA for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBITDA for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

     "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

     "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

     "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     "Consolidated Total Capitalization" means, at any time, the sum of (i) Stockholders' Equity, plus (ii) Consolidated Total Debt.

     "Consolidated Total Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person, (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and
(x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

     "Debt Rating" means a public rating by the respective Rating Agencies of the Borrower's Senior Debt. If the Borrower does not have any Senior Debt (other than the Borrower's obligations under this Agreement and the Notes), the Debt Rating shall be determined on the basis of a credit rating, made as aforesaid, of the Borrower's obligations under this Agreement and the Notes.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

     "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

     "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "Environmental   Liabilities"  means  any  liabilities,   whether  accrued,
contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental   Proceedings"   means  any   judicial   or   administrative
proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Euro-Dollar Loan" means a Loan that bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excluded Borrower Debt" means (a) the Public Notes, (b) if the Public Notes are scheduled to mature prior to the Maturity Date, any Debt issued or incurred by the Borrower after the Closing Date to the extent that the proceeds of such Debt are used to refinance the Public Notes, (c) any Debt issued or incurred by the Borrower after the Closing Date (other than Debt described in clause (a) or (b) of this definition) solely for the purpose of refinancing Debt of the Borrower then outstanding under the 1989 Indenture which is then maturing, (d) amounts outstanding under committed bank lines of credit provided by Wachovia or Bank of America, N.A. to the extent that the aggregate principal amount at any one time outstanding under such lines of credit shall not exceed $100,000,000, (e) amounts (i) outstanding under uncommitted bank lines of credit or (ii) evidenced by commercial paper having a maturity of 270 days or less, to the extent that the aggregate principal amount at any one time outstanding under such lines of credit or evidenced by such commercial paper shall not exceed $130,000,000, (f) guaranties by the Borrower of (i) obligations of SCANA Energy

Trading LLC outstanding  from time to time in the maximum amount of $70,000,000,
(ii) the $52,600,000 principal amount of South Carolina Generating Company, Inc. 7.78% Senior Secured Notes due December 31, 2011 and $35,850,000 principal amount 6.5% Pollution Control Facilities Revenue Bonds and (iii) any Debt incurred to the extent that the proceeds of such Debt are used to refinance or refund the Debt described in the immediately preceding clause (ii), (g) Debt of the Borrower not in excess of $5,000,000 in respect of letters of credit delivered in support of Primesouth, Inc. to support the ability of Primesouth, Inc. to bid on contracts, and (h) Debt issued or incurred by the Borrower after the Closing Date (in addition to Debt described in clauses (a) through (g), inclusive, of this definition) in an aggregate principal amount not to exceed $150,000,000.

     "Excluded Borrower Stock" means Stock of the Borrower, newly issued or purchased on the open market, as the case may be, which Stock has been issued or purchased (i) for the Borrower's employee benefit plans or for the SCANA Investor Plus Plan with an aggregate market value not to exceed $125,000,000 in any Fiscal Year or (ii) in connection with the Mergers (as defined in the Merger Agreement).

     "Excluded Sales" means the sale of any assets by the Borrower or any Subsidiary (i) in the ordinary course of its business, (ii) to any Wholly Owned Subsidiary, or (iii) to the extent any such sale does not exceed $500,000.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

     "First Payment Date" means the date which is the second anniversary of the Term Loan Draw Date.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date that such Euro-Dollar Loan is first made, converted or continued and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect; provided that:

          (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before a Maturity Date and would otherwise end after such Maturity Date, if the principal amount of such Euro-Dollar Loan is due and payable on such Maturity Date.

     (2) with respect to each Base Rate Loan, the period commencing on the date that such Base Rate Loan is made, converted or continued and ending 30 days thereafter; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before a Maturity Date and would otherwise end after such Maturity Date, if the principal amount of such Base Rate Loan is due and payable on such Maturity Date.

     "Interest Rate Election Notice" means a duly completed notice substantially in the form of Exhibit H, or such other form as the Administrative Agent may from time to time approve for use by the Borrower in choosing the interest rate applicable to the Loans as provided in this Agreement.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loans"  means the loans  made to the  Borrower  by the Banks  pursuant  to
Section 2.01.

     "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.05(c).

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Material Subsidiary" means, at any time, any Subsidiary of the Borrower with total assets that equal or exceed five percent (5%) of Consolidated Total Assets.

     "Maturity Date" means the date which is the third anniversary of the Term Loan Draw Date.

     "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger by and among PSNC, the Borrower, New Sub I and New Sub II dated as of February 16, 1999 and Amended and Restated as of May 10, 1999, as further amended pursuant to any instrument which has been approved in writing by the Administrative Agent and the Required Banks.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Net Disposition Proceeds" means the aggregate proceeds received by the Borrower or a Subsidiary upon the disposition of any property (whether real, personal, mixed, tangible or intangible, including, without limitation, Stock), after deducting from the amount of such proceeds the sum of:

     (a) all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with such disposition;

     (b) all amounts actually set aside as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such disposition;

     (c) all taxes actually paid or payable by the Borrower or such Subsidiary as a result of gain recognized in connection with the sale of such property; and

     (d) any amount actually paid by the Borrower or such Subsidiary to discharge, or cause the discharge of, any Lien on such property (to the extent such Lien was permitted by this Agreement).

     "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     "Net Proceeds of Debt" means any proceeds received by the Borrower in respect of the incurrence or the private or public issuance of Debt of the Borrower (other than Excluded Borrower Debt) after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower directly in connection with the incurrence or issuance of such Debt.

     "Net Proceeds of Stock" means any proceeds received by the Borrower in respect of the private or public issuance of stock, membership interest or other equity interest of the Borrower (other than Excluded Borrower Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower directly in connection with the issuance of such stock, membership interest or other equity interest.

     "New Sub I" means New Sub I, Inc., a South Carolina corporation.

     "New Sub II" means New Sub II, Inc., a South Carolina corporation.

     "1989 Indenture" means that certain Indenture dated as of November 1, 1989 from the Borrower to The Bank of New York, Trustee.

     "Note" has the meaning set forth in Section 2.03(a).

     "Notice of Borrowing" means a notice, in the form attached as Exhibit I, delivered by the Borrower to the Administrative Agent in connection with the borrowing of the Loans as provided in Section 3.02(a).

     "Officer's Certificate" has the meaning set forth in Section 3.01(f).

     "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

     "Participant" has the meaning set forth in Section 9.07(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Acquisition" means (a) any Acquisition (i) which is of a Person engaged in the same or similar line or lines of business as the Borrower or any Consolidated Subsidiaries, (ii) which has been approved by the Board of Directors of the Person to be acquired in connection with such Acquisition, and
(iii) where the aggregate consideration paid by or on behalf of the Borrower or any Subsidiary in respect of such Acquisition does not exceed $100,000,000; and
(b) the Mergers (as defined in the Merger Agreement).

     "Permitted Redemptions" means the redemption of (a) Preferred Stock (to the extent such Preferred Stock is redeemable) and (b) Trust Preferred Securities; provided that the amount of such redemptions shall not exceed $65,000,000 in the aggregate.

     "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     "Preferred Stock" means publicly-held preferred stock of SCE&G issued and outstanding prior to the Closing Date.

     "Pricing Level" means the Pricing Level corresponding to the applicable Debt Rating as set forth below:

                  Pricing Level             Debt Rating

                  Level I                   higher than BBB+/Baa1

                  Level II                  equal to BBB+/Baa1

                  Level III                 equal to BBB/Baa2

                  Level IV                  equal to BBB-/Baa3

                  Level V                   lower than BBB-/Baa3 or not rated

In the event that the Debt Ratings issued by S&P and Moody's do not correspond to the same Pricing Level and (i) the Debt Ratings are no more than one Pricing Level apart, then the higher Debt Rating shall be the Debt Rating for the purposes of this definition or (ii) the Debt Ratings are more than one Pricing Level apart, then the Debt Rating corresponding to the Pricing Level that is one Pricing Level higher (Pricing Level I being the highest) than the Pricing Level that corresponds with the lower of the two Debt Ratings shall be the Debt Rating for the purposes of this definition. Adjustments, if any, in the Pricing Level shall be made by the Administrative Agent and shall be effective on the fifth
(5th) Domestic Business Day after the earlier of (i) receipt by the Administrative Agent of notice of such change in Debt Rating pursuant to Section 5.01(m) or (ii) knowledge of the Administrative Agent of such change in Debt Rating.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

     "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

     "PSNC" means Public Service Company of North Carolina, Incorporated, a North Carolina corporation.

     "Public Notes" means medium term notes issued by the Borrower under the 1989 Indenture or other Debt in an aggregate principal amount not to exceed $400,000,000 for the sole purpose of consummating the Mergers (as defined in the Merger Agreement).

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, or any successor law, and the rules and regulations thereunder.

     "Rating Agencies" means Moody's and S&P.

     "Redeemable Preferred Stock" of any Person means (a) any preferred stock issued by such Person which is at any time prior to the Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof, and (b) to the extent not included in clause (a) of this definition, the Trust Preferred Securities and any Additional Trust Preferred Securities.

     "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Notes.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except (1) shares acquired upon the conversion thereof into other shares of its capital stock and (2) Excluded Borrower Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

     "S&P" means Standard & Poor's Rating Group.

     "SCE&G" means South Carolina Electric & Gas Company, a South Carolina corporation.

     "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

     "Security" has the meaning assigned to such term in Section 2(l) of the Securities Act of 1933, as amended.

     "Senior Debt" means the long-term, senior, unsecured indebtedness of the Borrower the creditworthiness of which is not supported through defeasance, guarantees, credit enhancement or otherwise.

     "Stock" of any Person means any capital stock or other equity Security, of any classification, of such Person or any Subsidiary of such Person (to the extent issued to a Person other than such Person or a Wholly Owned Subsidiary of such Person).

     "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Taxes" has the meaning set forth in Section 2.09(c).

     "Term Loan Draw Date" means the date specified in the Notice of Borrowing (submitted to the Administrative Agent pursuant to Section 3.02(a)) as the date the borrowing of the Loans is to be made.

     "Termination Date" means the earlier of (i) March 31, 2000 or (ii) one hundred twenty calendar days after the Closing Date.

     "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

     "Transferee" has the meaning set forth in Section 9.07(d).

     "Trust Preferred Securities" means the 2,000,000 shares of 7.55% Trust Preferred Securities, Series A issued by SCE&G Trust I on October 28, 1997 in the aggregate amount of $50,000,000.

     "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

     "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except (i) directors' qualifying shares, (ii) the Trust Preferred Securities, (iii) any Additional Trust Preferred Securities, and (iv) the Preferred Stock) are at the time directly or indirectly owned by the Borrower.

     "Y2K Plan" has the meaning set forth in Section 4.20.

     "Year 2000 Compliant and Ready" as used herein means (a) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century, and (b) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (a)(i) through (a)(iii) above.

     SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in
Section 4.04).

     SECTION 1.03 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

     SECTION 1.04 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 1.05 References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II.

                                   THE CREDITS

     SECTION 2.01 Commitments to Make Loans. The Banks hereby severally establish, on the terms and conditions set forth herein, a term loan facility in an aggregate principal amount not to exceed $300,000,000, from which each Bank severally agrees on the terms and conditions set forth herein to make Loans to the Borrower on the Term Loan Draw Date (which date shall be on or before the Termination Date) in an amount up to but not in excess of the amount of such Bank's Commitment. The Loans shall be advanced to the Borrower upon satisfaction of the conditions hereunder. The amount of each Bank's pro rata share of Loans shall be equal to such Bank's ratable share (based on the Bank's respective Commitment) of the aggregate amount of the Loans to be borrowed by the Borrower. The Commitments shall terminate on the earlier of (i) the Term Loan Draw Date and (ii) the Termination Date. Thereafter, the Banks shall have no obligation to advance any moneys to the Borrower.

     SECTION 2.02 Method of Conversion and Continuation.

     (a) The Loans shall initially be (i) Base Rate Loans in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 or (ii) Euro-Dollar Loans in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000, as elected by the Borrower in the Notice of Borrowing. Thereafter, on the terms and subject to the conditions of this Agreement, the Borrower may elect (A) at any time to convert Base Rate Loans to Euro-Dollar Loans or to continue such Base Rate Loans for an additional Interest Period, or
(B) at the end of any Interest Period with respect to Euro-Dollar Loans to convert such Euro-Dollar Loans into Base Rate Loans or to continue such Euro-Dollar Loans for an additional Interest Period. The Loans may be continued as, or converted to, (i) Base Rate Loans in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 or (ii) Euro-Dollar Loans in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000. The Borrower shall make each such election by delivering to the Administrative Agent an Interest Rate Election Notice prior to 11:00 a.m. (Atlanta, Georgia time) at least 3 Euro-Dollar Business Days prior to the effective date of any conversion to or continuation of Euro-Dollar Loans, and prior to 10:00 a.m. (Atlanta, Georgia time) on the same Domestic Business Day as the effective date of any conversion to or continuation of Base Rate Loans, specifying (x) in the case of a conversion to or continuation of Euro-Dollar Loans, the Interest Period; (y) the date of conversion or continuation (which shall be a Euro-Dollar Business Day, in the case of a conversion to or continuation of Euro-Dollar Loans and a Domestic Business Day in the case of a conversion to or continuation of Base Rate Loans); and (z) the amount and type of conversion or continuation. Upon timely receipt of an Interest Rate Election Notice, the Administrative Agent shall promptly notify the Borrower and the Banks of the applicable interest rate for the Interest Period selected in such Interest Rate Election Notice; provided that the failure by the Administrative Agent to provide any such notice shall not, in any way, affect or diminish the Borrower's obligations to the Banks or the Banks' rights under this Agreement, the Notes or any of the other Loan Documents. If, within the time period required under this Section, the Administrative Agent shall not have received an Interest Rate Election Notice from the Borrower of an election to continue loans for an additional Interest Period, then, upon the expiration of the Interest Period therefor, such Loans shall be converted or continued automatically as Base Rate Loans.

     (b) Not later than 1:00 p.m. (Atlanta, Georgia time) on the Term Loan Draw Date, each Bank shall make available its Loans, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in Section 9.01, no later than 4:00 p.m. (local time at such address) on the Domestic Business Day before the Term Loan Draw Date stating that such Bank will not make its Loan in connection with such borrowing, the Administrative Agent shall be entitled to assume that such Bank will make its Loan in connection with such borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's Loan to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's Loan available to the Borrower and such Bank does not in fact make its Loan available on such date, the Administrative Agent shall be entitled to recover the amount of such Loan from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the Term Loan Draw Date until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such borrowing for purposes of this Agreement.

     (c) Notwithstanding anything to the contrary contained in this Agreement, the Loans may not be continued as, or converted to, Euro-Dollar Loans if at the time of continuation or conversion there shall have occurred an Event of Default, which Event of Default shall not have been cured or waived in writing.

     SECTION 2.03 Notes.

     (a) The Loans shall be evidenced by notes of the Borrower for each Bank, payable to the order of such Bank, for the account of its Lending Office in principal amounts equal to the amount of such Bank's Commitment. Each such note shall be dated the date hereof and shall be substantially in the form attached hereto as Exhibit A (the "Note") and otherwise duly completed.

     (b) Upon receipt of each Bank's Note pursuant to Section 3.01, the Administrative Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date and amount of, and effective interest rate for, the Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     SECTION 2.04 Repayment and Maturity of Loans. Unless due sooner pursuant to the provisions of Article VI, the Loans shall be repaid in 2 principal installments as follows: (i) the first principal installment of $150,000,000 shall be due and payable in full on the First Payment Date and (ii) the second and last principal installment of the remaining outstanding principal amount of the Loans shall be due and payable in full on the Maturity Date.

     SECTION 2.05 Interest Rates.

     (a) "Applicable Margin" shall be the rate per annum set forth below opposite the applicable Pricing Level:


Pricing Level                 Base Rate Loans               Euro-Dollar Loans

Level I                              0%                           0.750%

Level II                             0%                           0.900%

Level III                            0%                           1.125%

Level IV                             0%                           1.375%

Level V                              0%                           2.000%

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent based upon changes in the Pricing Level and shall be effective on the date of any change in the Pricing Level as provided in the definition thereof.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically, whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on, any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     SECTION 2.06 Fees.

     (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a commitment fee calculated at the rate of 0.15% per annum on the daily average amount of such Bank's Unused Commitment. Such commitment fees shall accrue from and including the Closing Date to and including the earlier to occur of (i) the Term Loan Draw Date and (ii) the Termination Date. Such commitment fees shall be payable in arrears (i) every three months during the period described in the preceding sentence and (ii) on the earlier to occur of (A) the Term Loan Draw Date and (B) the Termination Date.

     (b) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank an upfront fee as set forth in the Administrative Agent's Letter Agreement.

     (c) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

     SECTION 2.07 Optional Prepayments.

     (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000, or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks in the inverse order of maturity.

     (b) The Borrower may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Loans in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000, or any larger multiple of $500,000, by paying the principal amount to be prepaid together with (i) accrued interest thereon to the date of prepayment; and (ii) any amounts due under Section 8.05. Each such optional prepayment shall be applied to prepay ratably the Euro-Dollar Loans of the several Banks in the inverse order of maturity.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.08 Mandatory Prepayments.

     (a) In the event and on each occasion that the Borrower shall issue any Stock (other than Excluded Borrower Stock) or issue or incur any Debt (other than Excluded Borrower Debt), the Borrower shall, concurrently with such issuance or incurrence, immediately give notice to the Administrative Agent of such issuance or incurrence, and on the 3rd Euro-Dollar Business Day thereafter the Borrower shall repay or prepay the principal amount of the Loans in an amount equal to 100% of the Net Proceeds of Stock (in the case of issuance of Stock) or 100% of the Net Proceeds of Debt (in the case of issuance or incurrence of Debt).

     (b) In the event and on each occasion that the Borrower or any of its Subsidiaries shall sell or otherwise dispose of any assets (other than Excluded Sales), the Borrower shall, concurrently with such sale or disposition, immediately give notice to the Administrative Agent of such sale or disposition, and on the 3rd Euro-Dollar Business Day thereafter the Borrower shall, to the extent that the amount of Net Disposition Proceeds arising from such sale or disposition, when aggregated with the total amount of Net Disposition Proceeds arising from all other sales and dispositions (other than Excluded Sales) made after the Closing Date, exceeds $50,000,000, repay or prepay the principal amount of the Loans in an amount equal to 100% of such Net Disposition Proceeds to the extent that such Net Disposition Proceeds exceed $50,000,000.

     (c) Each such payment or prepayment shall be accompanied by an amount equal to all accrued and unpaid interest on the amount so prepaid (together with, in the case of prepayment of Euro-Dollar Loans, any amounts due under Section 8.05) and shall be applied to repay or prepay ratably the Loans of the several Banks in the inverse order of maturity; provided that any prepayment required pursuant to clause (a) or (b) above that occurs within the ninety (90) day period immediately preceding the First Payment Date shall be applied to repay the first principal installment referenced in Section 2.04(i).

     SECTION 2.09 General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder, not later than 11:00 a.m. (Atlanta, Georgia time) without setoff, counterclaim or other deduction on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request (as to each taxing authority specified by such Bank), a certificate from the applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

     In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.09(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     (d) Each Bank (or Assignee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Bank") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Bank delivers a Form W-8, a certificate representing that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Bank changes its applicable Lending Office by designating a different Lending Office (a "New Lending Office"). In addition, each Non-U.S. Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Notwithstanding any other provision of this
Section 2.09(d), a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 2.09(d) that such Non-U.S. Bank is not legally able to deliver.

     (e) The Borrower shall not be required to indemnify any Non-U.S. Bank, or to pay any additional amounts to any Non-U.S. Bank, in respect of United States Federal withholding tax pursuant to paragraph (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (e) shall not apply (x) to any Assignee or New Lending Office that becomes an Assignee or New Lending Office as a result of an assignment, transfer or designation made at the written request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Assignee, or any Bank (or Assignee) acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (e)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such Assignee, or Bank (or Assignee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (d) above.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.09 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     SECTION 2.10 Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                                  ARTICLE III.

                               CONDITIONS TO LOANS

     SECTION 3.01 Conditions to Closing. This Agreement shall become effective upon the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or
(ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

     (b) receipt by the Administrative Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

     (c) receipt by the Administrative Agent of an opinion (together with any opinions of local counsel relied on therein) of McNair Law Firm, P.A., counsel for the Borrower, and H. Thomas Arthur, General Counsel for the Borrower, each dated as of the Closing Date, substantially in the forms of Exhibit B-1 and Exhibit B-2, respectively, hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (d) receipt by the Administrative Agent of an opinion of Womble Carlyle Sandridge & Rice PLLC, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

     (e) receipt by the Administrative Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit D hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on such date and (ii) the representations and warranties of the Borrower contained in Article IV of this Agreement (other than the representations and warranties contained in Section 4.10(b)) are true in all material respects on and as of such date;

     (f) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit E hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's By-laws, (iii) a certificate of the Secretary of State of the State of South Carolina as to the existence of the Borrower as a South Carolina corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

     (g) receipt by the Administrative Agent of all fees and expenses payable on the Closing Date pursuant to the Administrative Agent's Letter Agreement;

     (h) a statement of the chief executive officer, chief financial officer, or chief technology officer of the Borrower to the effect that nothing has come to his/her attention to cause him/her to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan except where the failure to meet such Y2K Plan milestones could not reasonably be expected to have a Material Adverse Effect; and

     (i) receipt by the Administrative Agent of such other documents or items the Administrative Agent, the Banks or their counsel may reasonably request.

     SECTION 3.02 Conditions to Funding. The obligation of each Bank to make its Loan is subject to the satisfaction of the conditions set forth in Section 3.01 and the following additional conditions:

     (a) receipt by the Administrative Agent of a duly completed and executed Notice of Borrowing, delivered to the Administrative Agent prior to 9:30 a.m. (Atlanta, Georgia time) on or before the Term Loan Draw Date (if all of the Loans are to be Base Rate Loans) or prior to 11:00 a.m. (Atlanta, Georgia time) at least 3 Euro-Dollar Business Days before the Term Loan Draw Date (if any of the Loans are to be Euro-Dollar Loans);

     (b) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement (other than the representations and warranties contained in Section 4.10(a)) shall be true in all material respects on and as of the Term Loan Draw Date;

     (d) the fact that, immediately after such borrowing (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date;

     (e) the fact that since December 31, 1998 there has been no event, act, condition or occurrence having a Material Adverse Effect except such events, acts, conditions and occurrences as are (i) disclosed in reports that shall have been filed with the SEC prior to the Closing Date or (ii) described on Schedule 4.05;

     (f) receipt by the Administrative Agent of evidence satisfactory to it that all of the conditions to the Mergers (as defined in the Merger Agreement) contained in the Merger Agreement have been satisfied or waived with the consent of the Administrative Agent and that immediately upon funding of the Loans, the Mergers (as defined in the Merger Agreement) shall be consummated.

     (g) receipt by the Administrative Agent of evidence satisfactory to it that shares constituting 75% of the capital stock of PSNC have been tendered to the Borrower;

     (h) receipt by the Administrative Agent of evidence satisfactory to it that the Borrower has not paid more than $33.00 per share for the capital stock of PSNC in accordance with the terms of the Merger Agreement;

     (i) receipt by the Administrative Agent of evidence satisfactory to it that the Debt evidenced by the Public Notes shall rank pari passu with the obligations of the Borrower under this Agreement, the Notes and the other Loan Documents;

     (j) receipt by the Administrative Agent of evidence satisfactory to it that
(i) the Borrower has received all governmental, shareholder, and other third party consents and approvals (including, without limitation, consents from the United States Department of Justice, the Federal Trade Commission, the North Carolina Utilities Commission, the SEC and the Federal Communications Commission) required for consummation of the Mergers (as defined in the Merger Agreement), and for the undertaking by the Borrower of the Loans and the other obligations under this Agreement, (ii) all applicable waiting periods associated with any consents or approvals referenced in clause (i) above have expired and
(iii) the consents and approvals described in clause (i) of this paragraph are not subject to any conditions which are unsatisfactory to the Administrative Agent;

     (k) receipt by the Administrative Agent of evidence satisfactory to it that
(i) the Borrower has made all filings required to register the Borrower as a holding company pursuant to Section 5 of PUHCA, and (ii) such filings comply fully with the applicable requirements of PUHCA;

     (l) receipt by the Administrative Agent of an opinion of counsel for the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that the Borrower will be able to meet all of its obligations under this Agreement under, and the Borrower is in compliance with, all requirements of PUHCA;

     (m) receipt by the Administrative Agent of a certificate, dated the Term Loan Draw Date, signed by a principal financial officer of the Borrower, to the effect that with respect to PSNC and its subsidiaries (if any), as a result of such borrowing and consummation of the Mergers (as defined in the Merger Agreement), to the best of the Borrower's knowledge (i) there will be no Default, and (ii) no event or condition (other than as described in this Agreement) causing a Material Adverse Effect shall have occurred; and

     (n) receipt by the Administrative Agent of such other documents or items the Administrative Agent, the Banks or their counsel may reasonably request.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 4.01 Corporate Existence and Power. The Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so qualified or to have such licenses, authorizations, consents and approvals would not have a Material Adverse Effect.

     SECTION 4.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other

Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no further action by or in respect of, or filing with, any governmental body, agency or official (except, as of the Closing Date only, those actions and filings enumerated in clauses (k) and (l) of Section 3.02), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Incorporation or By-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.03 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will, assuming due execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     SECTION 4.04 Financial Information.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended September 30, 1999, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since December 31, 1998, there has been no event, act, condition or occurrence having a Material Adverse Effect except (i) such events, acts, conditions and occurrences as are disclosed in reports that shall have been filed with the SEC prior to the Closing Date and (ii) for the matter described on Schedule 4.05.

     SECTION 4.05 Litigation. Except as set forth on Schedule 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which creates a reasonable possibility of having or causing a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or creates a reasonable possibility of impairing the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

     SECTION 4.06 Compliance with ERISA.

     (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     SECTION 4.07 Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes shown to be due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1995.

     SECTION 4.08 Subsidiaries. Each of the Borrower's Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate, trust or limited liability company powers, as the case may be, and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to have any such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect. The Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.08 (or any subsequent Schedule
4.08 delivered to the Administrative Agent and the Banks prior to the Term Loan Draw Date), which accurately sets forth each such Subsidiary's complete name and jurisdiction of organization.

     SECTION 4.09 Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10 Public Utility Holding Company Act.

     (a) As of the Closing Date, the Borrower is a holding company within the meaning of PUHCA, and is exempt from registration under Section 3(a)(1) of PUHCA.

     (b) As of the Term Loan Draw Date, the Borrower shall have received an order from the SEC authorizing the Borrower to consummate the Mergers (as defined in the Merger Agreement) and upon such consummation the Borrower will be a registered holding company pursuant to Section 5 of PUHCA and in compliance with all applicable requirements of PUHCA.

     SECTION 4.11 Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its Properties sufficient for the conduct of its business, and none of such Property is subject to any Lien except as permitted in Section 5.16 or (with respect to Consolidated Subsidiaries only) in
Section 1009 of the BONY Indenture.

     SECTION 4.12 No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its Property is bound which could have or cause a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 4.13 Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, as of the date furnished, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which create a reasonable possibility of having or causing, to the extent the Borrower can reasonably foresee, a Material Adverse Effect.

     SECTION 4.14 Environmental Matters.

     (a) Other than as described in the Form 10-K filed by the Borrower with the SEC with respect to the Fiscal Year ended December 31, 1998 and in any Form 10-Q or Form 8-K filed by the Borrower with the SEC for any subsequent period or as reflected in or reserved against in the financial statements of the Borrower referenced in Section 4.04(a) or as disclosed in writing prior to the Closing Date, neither the Borrower nor any Subsidiary is subject to any Environmental Liability which is reasonably likely to have a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA with respect to any matter or matters which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Other than as described in the Form 10-K filed by the Borrower with the SEC with respect to the Fiscal Year ended December 31, 1998 and in any Form 10-Q or Form 8-K filed by the Borrower with the SEC for any subsequent period or as reflected in or reserved against in the financial statements of the Borrower referenced in Section 4.04(a) or as disclosed in writing prior to the Closing Date, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA relating to any matter or matters which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     (b) Except as disclosed to the Administrative Agent and the Banks in writing prior to the Closing Date, no Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties except for (i) Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in material compliance with all applicable Environmental Requirements or (ii) other Hazardous Materials the unlawful handling, discharge or disposal of which is not reasonably expected to have a Material Adverse Effect.

     (c)  The  Borrower,  and  each  of  its  Subsidiaries,   has  procured  all
Environmental Authorizations necessary for the conduct of its business, and is in material compliance with all

Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's, respective businesses.

     SECTION 4.15 Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

     SECTION 4.16 Capital Stock. Except as disclosed in writing to the Banks and the Administrative Agent prior to the Closing Date, all Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock (other than the Preferred Stock) of the Borrower's Wholly Owned Subsidiaries are owned, directly or indirectly, by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower, directly or indirectly, free and clear of any Lien or adverse claim.

     SECTION 4.17 Margin Stock. Neither the Borrower nor any of its Subsidiaries (other than SCANA Communications, Inc.) is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

     SECTION 4.18 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     SECTION 4.19 Insurance. The Borrower maintains and each Subsidiary maintains (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all of its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 4.20 Compliance with Year 2000 Plan. The Borrower has developed and has delivered to the Agent and each of the Banks a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and its Subsidiaries' software and hardware systems which materially impact or affect in any material way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and its Subsidiaries have met the Y2K Plan milestones and expect that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.

                                   ARTICLE V.

                                    COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01 Information. The Borrower will deliver to each of the Banks:

     (a) within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, retained earnings and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, together with the report of Deloitte & Touche LLP, or other independent public accountants of nationally recognized standing, with such report to be free of exceptions and qualifications not acceptable to the Required Banks;

     (b) within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, (ii) the statement of income for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, and (iii) the statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth (in the case of the items referred to in clauses (i) and (ii) of this paragraph) in comparative form the figures for the corresponding Fiscal Quarter and (in the case of the items referred to in clauses (i), (ii) and (iii) of this paragraph) the corresponding portion of the previous Fiscal Year, all certified (subject to normal recurring year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.12, 5.13, 5.16, 5.17, 5.22 and
5.23 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the SEC or any other filings the Borrower is required to make with the SEC under PUHCA;

     (g) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (h) promptly after the Borrower knows of the commencement thereof, notice of any litigation or proceeding, or dispute that has a reasonable possibility of resulting in any litigation or a proceeding, involving a claim against the Borrower and/or any Subsidiary for $5,000,000 or more in excess of amounts covered in full by applicable insurance;

     (i) within five (5) Domestic Business Days after the Borrower becomes aware of any material deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, a statement of the chief executive officer, chief financial officer, or chief technology officer of the Borrower setting forth the details thereof and the action with the Borrower is taking or proposes to take with respect thereto;

     (j) promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance;

     (k) promptly, but in no event later than three (3) Domestic Business Days after an officer of the Borrower obtains knowledge thereof, telephonic and written notice of any change in the Borrower's Debt Rating; and

     (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02 Inspection of Property,  Books and Records.  The Borrower will
(i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Bank (at such Bank's expense prior to the occurrence of an Event of Default and at the

Borrower's expense after the occurrence of an Event of Default) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

     SECTION 5.03 Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained except where the failure to maintain the corporate existence of any Subsidiary or the failure of any Subsidiary to carry on its business as now conducted could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.04 Dissolution. Neither the Borrower nor any of its Material Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except (i) through corporate reorganization to the extent permitted by Section 5.17 and (ii) Permitted Redemptions.

     SECTION 5.05 Use of Proceeds. The proceeds of the Loans will be used by the Borrower solely for the purpose of consummating the Mergers (as defined in the Merger Agreement) as described in the Merger Agreement, and to pay related transaction fees and expenses. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation (other than as described in the immediately preceding sentence), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock (other than as described in the immediately preceding sentence), or (iii) for any purpose in violation of any applicable law or regulation.

     SECTION 5.06 Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except (a) where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or (b) where the failure to so comply would not have or cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except (x) liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP, or (y) where nonpayment would not have or cause a Material Adverse Effect.

     SECTION 5.07 Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 5.08 Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted, in accordance with standards observed by companies of established repute engaged in the same or similar business as the Borrower and its Subsidiaries, as applicable, except where the failure to so maintain its Properties and assets will not have or cause a Material Adverse Effect.

     SECTION 5.09 Environmental Notices. The Borrower shall furnish to the Banks and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or, to the extent that the Borrower has actual notice thereof, any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing; provided, however, that the Borrower shall not be required to give such notice unless it reasonably believes that any of the foregoing, individually or in the aggregate, will have or cause a Material Adverse Effect.

     SECTION 5.10 Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials other than as disclosed to the Banks in writing at or prior to the Closing Date except for (i) Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of or managed in the ordinary course of business in material compliance with all applicable Environmental Requirements or (ii) other Hazardous Materials the unlawful handling, discharge or disposal of which is not reasonably expected to have or cause a Material Adverse Effect.

     SECTION 5.11 Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     SECTION 5.12 Restricted Payments. The Borrower will not make Restricted Payments in any Fiscal Year in an aggregate amount in excess of an amount equal to 70% of Consolidated Net Income for such Fiscal Year; provided that after giving effect to the payment of any such Restricted Payments, no Default shall have occurred and be continuing.

     SECTION 5.13 Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $2,000,000 in the aggregate outstanding made in the ordinary course of business and consistently with practices existing on the Closing Date; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to Wholly Owned Subsidiaries; and (iv) loans or advances in addition to those permitted by the foregoing clauses (i) through
(iii) in an aggregate amount not exceeding

$60,000,000 at any one time outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii),
(iii) or (iv) of this Section, no Default shall have occurred and be continuing.

     SECTION 5.14 Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisitions, provided that Permitted Acquisitions may be made if, after giving effect thereto, no Default would be caused thereby (giving effect thereto on a pro forma basis as to financial covenants).

     SECTION 5.15 Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.13 and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent, (iii) in commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's,
(v) in a municipal revenue bond or bonds in an aggregate principal amount not to exceed $16,900,000 issued to finance the construction of a parking garage in the Calhoun Park area of Charleston, South Carolina, (vi) in Permitted Acquisitions,
(vii) in Powertel, Inc., ITC Holding Company, Inc., ITC^DeltaCom, Inc., and Knology Holdings, Inc. existing on the Closing Date (and any Investments made or deemed made solely as a result of the conversion of such Investments into other Investments made pursuant to a warrant, option or conversion right exercised by the Borrower or any Subsidiary on terms in existence on the Closing Date),
(viii) in Wholly Owned Subsidiaries, and (ix) in addition to those permitted by the foregoing clauses (i) through (viii) in an aggregate amount not exceeding $25,000,000.

     SECTION 5.16 Negative Pledge. Nothing in this Agreement shall in any way restrict or prevent Borrower from incurring any Debt; provided that the Borrower shall not incur any Debt secured by any Lien, or suffer to exist any Lien, upon or with respect to its Properties, whether now owned or hereafter acquired, without effectively providing that the Loans then outstanding and thereafter created (together with any other Debt or obligations then existing and any other indebtedness or obligation thereafter created ranking equally with the Loans then existing or thereafter created which is not subordinated to the Loans) shall be secured equally and ratably with (or prior to) such Debt or obligations so long as such Debt or obligation is so secured, except that the foregoing provision shall not apply to:

     (a) Liens encumbering premises, land and interests in land or other property, real, personal, intangible or mixed, used or to be used in or in connection with Borrower's natural gas utility business;

     (b) Liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen's compensation laws or similar legislation, including liens of judgments thereunder which are not currently dischargeable, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which the Borrower is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen's, mechanics', carriers', workmen's, repairmen's or other like Liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted, or deposits to obtain the release of such liens;

     (c) Liens created to secure indebtedness representing, or incurred to finance, the cost of property acquired, constructed or improved by the Borrower or any subsidiary in the ordinary course of business after the date hereof or Liens existing on such property at the time of acquisition thereof or attaching to such property within 18 months of the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower and not created in contemplation of such acquisition;

     (f) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (g) any Lien on Margin Stock;

     (h) Liens on property (including any natural gas, oil or other mineral property) to secure all or a part of the cost of exploration, drilling or development thereof or to secure Debt incurred to provide funds for any such purpose;

     (i) Liens and security interests created, incurred or assumed in connection with the purchase, lease, financing or refinancing of pollution control facilities;

     (j) Liens created to secure sales of accounts receivable and other receivables; and

     (k) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien, mortgage or security interest referred to in the foregoing subsections (a) through (j); provided, however, that the principal amount of Debt or obligations secured thereby shall not exceed the principal amount of Debt or obligations so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property).

     SECTION 5.17 Consolidations, Mergers and Sales of Assets.

     (a) Subject to the provisions of Section 2.08(b), the Borrower will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person (other than mergers and consolidations with any Wholly Owned Subsidiary in which the Borrower is the surviving or resulting entity), or discontinue or eliminate any business line or segment if such discontinuation or elimination could reasonably be expected to cause a Material Adverse Effect, provided that the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) Subject to the provisions of Section 2.08(b), the Borrower will not permit any Subsidiary to consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person (other than sales, leases or transfers to, or mergers, or consolidations with, any Wholly Owned Subsidiary), or discontinue or eliminate any business line or segment if such discontinuation or elimination could reasonably be expected to cause a Material Adverse Effect.

     SECTION 5.18 Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

     SECTION 5.19 Compliance with ERISA. In addition to and without limiting the generality of Section 5.06, the Borrower will, and will cause each Subsidiary to, (i) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan except where any such action or failure to act could not reasonably be expected to have a Material Adverse Effect, and not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iii) furnish to the Administrative Agent or any Bank upon request such additional information about any Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent or such Bank.

     SECTION 5.20 Maintenance of Ratings. The Borrower shall at all times maintain Debt Ratings with S&P and Moody's and such Debt Ratings shall be, with respect to S&P, at least BBB- or higher and, with respect to Moody's, at least Baa3 or higher.

     SECTION 5.21 Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Administrative Agent and the Banks, and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     SECTION  5.22  Ratio  of  Consolidated  Total  Debt to  Consolidated  Total
Capitalization. The ratio of Consolidated Total Debt to Consolidated Total Capitalization shall at all times be less than 0.70 to 1.00.

     SECTION 5.23 Minimum Interest Coverage Ratio. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1999, the ratio of Consolidated EBITDA for the immediately preceding four (4) Fiscal Quarters then ended to Consolidated Interest Expense for the immediately preceding four
(4) Fiscal Quarters then ended shall be greater than 3.50 to 1.00.

     SECTION 5.24 Subsidiaries.

     (a) The Borrower shall maintain each Subsidiary (other than SCANA Energy Trading LLC) at all times as a Wholly Owned Subsidiary.

     (b) The Borrower shall not permit any Subsidiary to issue any Stock at any time after the Closing Date other than (i) Stock sold to, and thereafter held by, the Borrower or any Wholly Owned Subsidiary, (ii) directors' qualifying shares, (iii) Additional Trust Preferred Securities, and (iv) preferred stock having no voting rights that are exerciseable on or before the Maturity Date.

     (c) Without in any way limiting Section 5.16, the Borrower shall not directly or indirectly create, assume or suffer to exist any Lien on any Stock of any Subsidiary.

     (d) The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into, after the Closing Date, any indenture, agreement, instrument or other arrangement that directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, the right or ability of any Subsidiary to
(i) pay or declare any dividend to or in favor of the Borrower, or (ii) make any payment of any kind to the Borrower.

     SECTION 5.25 Public Utility Holding Company Act. The Borrower shall file with the SEC, on a timely basis, all annual reports, registration statements, forms and other documents required to be filed by the Borrower as a "registered holding company" under PUHCA. The Borrower shall provide prompt written notice to the Banks and the Administrative Agent of all orders, rulings, and notices issued, and all actions taken, by the SEC pursuant to PUHCA with respect to the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI.

                                    DEFAULTS

     SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay any principal of or any interest on any Loan or shall fail to pay any fee or other amount payable hereunder when due; or

     (b) the Borrower shall fail to observe or perform any covenant contained in
Section 5.01(e),  5.01(k),  5.02(ii), 5.03, 5.04, 5.05, 5.12 to 5.18, inclusive, or 5.20 to 5.23, inclusive; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank; or

     (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount in excess of $10,000,000 (other than the Notes) when due or within any applicable grace period; or

     (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount in excess of $10,000,000 or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity of a sinking fund retirement thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity of a sinking fund retirement thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days; or

     (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and such liens shall, individually or in the aggregate, exceed $5,000,000 and remain undischarged for a period of 25 days after the date of filing; or

     (l) failure by the Borrower or any Subsidiary to maintain, or loss by the Borrower or any Subsidiary of, any necessary public utility or other license, permit or authorization (including without limitation any such license, permit or authorization required under PUHCA) where any such failure or loss could reasonably be expected to have a Material Adverse Effect; or

     (m) all or any substantial part of the Properties of the Borrower or any Material Subsidiary shall be condemned, seized or appropriated; or

     (n) the SEC shall issue any order, ruling, or notice, or take any other action, pursuant to PUHCA with respect to the Borrower or any Subsidiary which the Administrative Agent determines could reasonably be expected to have a Material Adverse Effect; or

     (o) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals (other than individuals selected or appointed in connection with the consummation of the Mergers (as defined in the Merger Agreement)) who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B);

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     SECTION 6.02 Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII.

                            THE ADMINISTRATIVE AGENT

     SECTION 7.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its administrative agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this

Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     SECTION 7.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 7.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Administrative Agent shall (subject to Section 9.05) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

     SECTION 7.04 Rights of Administrative Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Administrative Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Administrative Agent or acting as the Administrative Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     SECTION 7.05 Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 7.06 CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 7.07 Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of
Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     SECTION 7.08 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

     SECTION 7.09 Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     SECTION 7.10 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor
Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                  ARTICLE VIII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make or maintain the Euro-Dollar Loans specified in such notice shall be suspended and the Loans shall be Base Rate Loans.

     SECTION 8.02 Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Loan as a Euro-Dollar Loan and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make, maintain or fund its Loan as a Euro-Dollar Loan shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund its Loan as a Euro-Dollar Loan until maturity and shall so specify in such notice, such Loan shall immediately be converted to a Base Rate Loan and in connection with such conversion the Borrower shall pay any amount due such Bank pursuant to
Section 8.05(a).

     SECTION 8.03 Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loan while it is a Euro-Dollar Loan, its Note or its obligation to make or maintain its Loan as a Euro-Dollar Loan, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Loan while it is a Euro-Dollar Loan or its obligation to make or maintain its Loan as a Euro-Dollar Loan (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (iii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Loan while it is a Euro-Dollar Loan, its Note or its obligation to make or maintain its Loan as a Euro-Dollar Loan;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining its Loan as a Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that the Borrower shall have no liability hereunder for any amount allocable to a period earlier than ninety (90) days before the date of such demand.

     (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that the Borrower shall have no liability hereunder for any amount allocable to a period earlier than ninety (90) days before the date of such demand.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     SECTION 8.04 Conversion of Affected Euro-Dollar Loans to Base Rate Loans. If (i) the obligation of any Bank to make or maintain its Loan as a Euro-Dollar Loan has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, such Bank's Loan shall be converted to a Base Rate Loan. In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

     SECTION 8.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (a) any payment or  prepayment  (pursuant to Section  2.07,  Section  2.08,
Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

     (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

     (c) any failure by the Borrower to borrow a Loan which is to be a Euro-Dollar Loan on the Term Loan Draw Date as specified in the Notice of Borrowing delivered pursuant to Section 3.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Loan is a Euro-Dollar Loan).

                                   ARTICLE IX.

                                  MISCELLANEOUS

     SECTION 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

     SECTION 9.02 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03 Expenses; Documentary Taxes; Indemnification.

     (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

     (b) The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents (other than any Assignment and Acceptance); provided that no Assignee or Transferee shall be entitled to receive any greater payment under this paragraph (b) than the related transferor Bank would have been entitled to receive.

     (c) The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents (except enforcement action on which the Borrower prevails)) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

     SECTION 9.04 Setoffs; Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest due with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other
Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05 Amendments and Waivers.

     (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or reduce the rate of interest on any Loan or reduce any fees hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans.

     (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Banks approving such waiver or amendment.

     SECTION 9.06 Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.07 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in any Loan outstanding from time to time.

     (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Note and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit G, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default, by the Borrower); provided that (i) the amount of the Commitment or Loans, as the case may be, of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $10,000,000 (or any larger multiple of $1,000,000) unless such assignment is to an Affiliate of the assigning Bank; (ii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default; and (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the Administrative Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment or outstanding Loans, as the case may be, as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

     (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No  Transferee  shall be entitled to receive any greater  payment under
Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loan and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loan and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loan and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     SECTION 9.08 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 9.08.

     SECTION 9.09 Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loan hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note held by that Bank shall at all times be within its exclusive control.

     SECTION 9.10 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     SECTION 9.11 Survival of Certain  Obligations.  Sections 8.03(a),  8.03(b),
8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

     SECTION 9.12 Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

     SECTION 9.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 9.14 Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

     SECTION 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 9.16 Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     SECTION 9.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                            SCANA CORPORATION


                            By:_______________________________
                               Title:_________________________

                            SCANA Corporation
                            1426 Main Street
                            Columbia, South Carolina  29201
                            Attention:  Mr. Kevin B. Marsh,
                                        Chief Financial Officer
                            Telecopy number:   (803) 217-9336
                            Telephone number:  (803) 217-8097

COMMITMENT                  WACHOVIA BANK, N.A., as Administrative
                            Agent and as a Bank

$42,000,000                 By:_______________________________
                               Title:_________________________

                            Lending Office
                            --------------
                            Wachovia Bank, N.A.
                            Syndication Services
                            191 Peachtree Street, N.E., 27th Floor,
                            Mail Code:  GA-382
                            Atlanta, Georgia  30303-1757
                            Attention:  Lynn Smith
                            Supervisor, Syndicated Loan Services
                            Telecopy number:  (404) 332-5144
                            Telephone number: (404) 332-6971

                            With a copy to:
                            Wachovia Bank, N.A.
                            1426 Main Street, 17th Floor SC-9126
                            Columbia, South Carolina  29201
                            Attention:  Donald E. Sellers, Jr.
                                        Vice President
                            Telecopy number:   (803) 765-3363
                            Telephone number: (803) 765-3130

COMMITMENT                  FIRST UNION NATIONAL BANK, as
                            Syndication Agent and as a Bank

$42,000,000                 By:_______________________________
                               Title:_________________________

                            Lending Office
                            --------------
                            First Union National Bank
                            301 South College Street
                            Charlotte, North Carolina 28288-0735
                            Attention:  Mitch Wilson
                            Telecopy number:   (704) 383-7611
                            Telephone number:  (704) 383-5642

                            With a copy to:
                            First Union National Bank
                            201 South College Street
                            Charlotte, North Carolina  28288-1183
                            Attention: Holly Benson
                            Telecopy number:   (704) 383-7999
                            Telephone number:  (704) 383-0296

COMMITMENT                  THE BANK OF NEW YORK, as
                            Documentation Agent and as a Bank

$42,000,000                 By:_______________________________
                               Title:_________________________

                            Lending Office
                            --------------
                            The Bank of New York
                            One Wall Street, 19th Floor
                            New York, New York  10286
                            Attention:  Steven Kalachman
                            Telecopy number:   (212) 635-7552
                            Telephone number:  (212) 635-7531

                            With a copy to:
                            The Bank of New York
                            One Wall Street, 19th Floor
                            New York, New York 10286
                            Attention: Lisa Williams
                            Telecopy number:   (212) 635-7552
                            Telephone number:  (212) 635-7881

COMMITMENT                  BANK OF AMERICA, N.A., as Co-Agent and
                            as a Bank

$32,500,000                 By:_______________________________
                               Title:_________________________

                            Lending Office
                            --------------
                            Bank of America, N.A.
                            901 Main Street
                            Dallas, Texas 75202
                            Attention:  Darren Boyer
                            Telecopy number:   (214) 290-9440
                            Telephone number:  (214) 209-1270

                            With a copy to:
                            Bank of America, N.A.
                            100 North Tryon Street
                            NC1-007-16-13
                            Charlotte, North Carolina 28255
                            Attention: Gretchen Burud
                            Telecopy number:   (704) 386-1319
                            Telephone number:  (704) 386-8394

COMMITMENT                  SUNTRUST BANK, ATLANTA, as Co-Agent
                            and as a Bank

$32,500,000                 By:_______________________________
                               Title:_________________________

                            By:
                                   Title:

                            Lending Office
                            --------------
                            SunTrust Bank, Atlanta
                            SunTrust Bank Inc.
                            303 Peachtree Street, N.E., 2nd Floor
                            Atlanta, Georgia 30308
                            Attention: Nathan Bickford
                            Telecopy number:   (404) 588-8833
                            Telephone number:  (404) 658-4219

COMMITMENT                  BANK ONE, NA

$22,500,000                 By:_______________________________
                               Title:_________________________

                            Lending Office

                            Bank One, NA
                            1 Bank One Plaza, Suite # IL 1-0363, 10th Floor Chicago, Illinois 60670
                            Attention:  Bill Banks
                            Telecopy number:   (312) 732-3055
                            Telephone number:  (312) 732-9781

COMMITMENT                   PARIBAS

$22,500,000                  By:______________________________
                                Title:________________________

                             By:
                                    Title:

                             Lending Office
                             --------------
                             Paribas
                             787 Seventh Avenue, 31st Floor
                             New York, New York  10019
                             Attention:  Mark Renaud
                             Telecopy number:   (212) 841-2217
                             Telephone number:  (212) 841 2624

COMMITMENT                   DG BANK, DEUTSCHE
                             GENOSSENSCHAFTSBANK AG, CAYMAN
                             ISLANDS BRANCH

$16,000,000                  By:______________________________
                                Title:________________________

                             By:______________________________
                                Title:________________________

                             Lending Office

                             DG Bank AG, Atlanta Agency
                             303 Peachtree Street, Suite 2900
                             Atlanta, Georgia  30308
                             Attention:  Eric K. Zimmerman
                                         Assistant Vice President
                             Telecopy number:   (404) 524-4006
                             Telephone number:  (404) 524-3966

                             With a copy to:
                             DG Bank AG, New York Branch
                             609 Fifth Avenue
                             New York, New York  10017
                             Attention:  Ed Thome
                                         Assistant Vice President
                             Telecopy number:   (212) 745-1422
                             Telephone number:  (212) 745-1464

COMMITMENT                   THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED

$16,000,000                  By:______________________________
                                Title:________________________

                             Lending Office

                             The Industrial Bank of Japan, Limited
                             191 Peachtree Street, N.E., Suite 3825
                             Atlanta, Georgia  30303-1757
                             Attention:  Bill LaDuca
                             Telecopy number:   (404) 524-8509
                             Telephone number:  (404) 524-8770 (ext. 105)

                             With a copy to:
                             The Industrial Bank of Japan, Limited
                             New York Branch
                             1251 Avenue of the Americas
                             New York, New York 10020-1104
                             Attention: Credit Administration Department
                             Telecopy number:   (212) 282-4480
                             Telephone number:  (212) 282-4063

COMMITMENT                   BANQUE NATIONALE DE PARIS,
                             HOUSTON AGENCY

$16,000,000                  By:______________________________
                                Title:________________________

                             Lending Office

                             Banque Nationale de Paris, Houston Agency
                             333 Clay Street, Suite 3400
                             Houston, Texas  77002
                             Attention:  Donna Rose
                             Telecopy number:   (713) 951-1240
                             Telephone number:  (713) 659-1414

                             With a copy to:
                             Banque Nationale de Paris
                             12201 Merit Drive, Suite 860
                             Dallas, Texas  75251
                             Attention:  Henry Setina
                             Telecopy number:   (972) 788- 9140
                             Telephone number:  (972) 788-9191

COMMITMENT                   THE SANWA BANK, LIMITED (acting
                             through its New York Branch)

$16,000,000                  By:______________________________
                                Title:________________________

                             Lending Office

                             The Sanwa Bank, Limited
                             Park Avenue Plaza
                             55 E. 52nd Street
                             New York, New York  10055
                             Attention:  P. Bartlett Wu
                             Telecopy number:   (212) 754-1304
                             Telephone number:  (212) 339-6251



TOTAL COMMITMENTS:

$300,000,000

                                  SCHEDULE 4.05

                            Description of Litigation

     There is pending in the Court of Common Pleas of Hampton County, South Carolina, a matter styled Heritage Propane V. SCANA Corporation. This matter arises out of the sale to another party by the Borrower of assets primarily related to Borrower's and its subsidiary propane operations.

                                  SCHEDULE 4.08

                              Existing Subsidiaries

Name of Subsidiary                                 Jurisdiction of Incorporation

South Carolina Electric &Gas Company                         South Carolina
SCE&G Trust I   (indirect subsidiary)                           Delaware
South Carolina Generating Company, Inc.                      South Carolina
South Carolina Fuel Company, Inc.                            South Carolina
SCANA Propane Gas, Inc. *                                    South Carolina
USA Cylinder Exchange, Inc. * (indirect subsidiary)          South Carolina
SCANA Propane Supply, Inc. * (indirect subsidiary)           South Carolina
SCANA Resources, Inc.                                        South Carolina
Instel, Inc. * (indirect subsidiary)                         South Carolina
SCANA Communications, Inc.                                   South Carolina
SCANA Communications Holdings, Inc.                             Delaware
SCANA Energy Marketing, Inc.                                 South Carolina
ServiceCare, Inc.                                            South Carolina
Primesouth, Inc.                                             South Carolina
Palmark, Inc. (indirect subsidiary)                          South Carolina
South Carolina Pipeline Corporation                          South Carolina
C&T Pipeline, LLC * (indirect subsidiary)                    South Carolina
SCANA Propane Storage, Inc. *                                South Carolina
SCANA Petroleum Resources, Inc. *                            South Carolina
SPR Gas Services, Inc. *                                     South Carolina
SCANA Development Corporation *                              South Carolina
SCANA Energy Trading, LLC                                    South Carolina
New Sub I, Inc.                                              South Carolina
New Sub II, Inc.                                             South Carolina











* in process of liquidation

                                    EXHIBIT A

                                      NOTE

$____________                                                   Atlanta, Georgia
                                                                December 1, 1999

     For value received, SCANA CORPORATION, a South Carolina corporation (the "Borrower"), promises to pay to the order of

     (the "Bank"), for the account of its Lending Office, the principal sum of ________________ ______________________________ and No/100 Dollars
($____________), or such lesser amount as shall equal the unpaid principal amount of the Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     The Loan made by the Bank, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of December 1, 1999 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns and Wachovia Bank, N.A., as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                              SCANA CORPORATION


                                              By:_____________________________
                                                 Title:_______________________

                                                   Note (cont'd)
                                          LOANS AND PAYMENTS OF PRINCIPAL



       Date                Type of            Interest            Amount of            Amount of           Notation
       ----
                            Loan*               Rate                Loan               Principal            Made By
                            ----                ----                ----                                    -------
                                                                                        Repaid
-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------

-------------------  ------------------- ------------------- -------------------  ------------------- -------------------









*    I.e., a Base Rate or Euro-Dollar Loan.

                                    EXHIBIT B

                                   OPINION OF
                            COUNSEL FOR THE BORROWER

           [Dated as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Administrative Agent
  Referred to Below

c/o Wachovia Bank, N.A.,
  as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303

Dear Sirs:

     We have acted as counsel for SCANA Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of December 1, 1999 among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Administrative Agent have been duly authorized by each Bank and by the Administrative Agent. As to questions of fact relating to the Borrower material to such opinions, we have relied upon representations of appropriate officers of the Borrower.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of South Carolina and has all corporate powers required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

     5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     7. The Borrower is a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder (collectively, "PUHCA"), and is exempt from registration under
Section 3(a)(1) of PUHCA.

     We are qualified to practice in the State of South Carolina and do not purport to be experts on any laws other than the laws of the United States and the State of South Carolina, and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

     We express no opinion as to the laws of any jurisdiction wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank other than in paragraph 3 with respect to the State of South Carolina.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any Assignee, Participant or other Transferee under the Credit Agreement, without our prior written consent.

                                         Very truly yours,

                                    EXHIBIT C

                                   OPINION OF
             WOMBLE CARLYLE SANDRIDGE & RICE, PLLC, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT

           [Date as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Administrative Agent
  Referred to Below

c/o Wachovia Bank, N.A.,
  as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention:  Loan Syndications

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 1, 1999 among SCANA Corporation, a South Carolina corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

     In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Administrative Agent or any of the Banks.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                             Very truly yours,

                                             ________________________________

                                             By:_____________________________

                                    EXHIBIT D

                               CLOSING CERTIFICATE
                                       OF
                                SCANA CORPORATION

     Reference is made to the Credit Agreement (the "Credit Agreement") dated as of December 1, 1999, among SCANA Corporation (the "Borrower"), Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(e) of the Credit Agreement, ___________________, the duly authorized ____________________ of the Borrower, hereby certifies to the Administrative Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof.

     Certified on this ______ day of December, 1999.

                                             SCANA  CORPORATION



                                             Name:___________________________
                                             Title:__________________________

                                    EXHIBIT E

                                SCANA CORPORATION
                             SECRETARY'S CERTIFICATE

     The undersigned, _____________, _______ Secretary of SCANA Corporation, a South Carolina corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of December 1, 1999 among the Borrower, Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of South Carolina, the Borrower's state of incorporation.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of (a) the resolutions duly adopted by the Board of Directors of the Borrower on August 18, 1999, and (b) a Written Consent of the SCANA Ad Hoc Management Debt Committee dated December 14, 1999, authorizing the execution and delivery of, the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

     4. ____________, who as ________________________ of the Borrower signed the
Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is his genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ______ day of December, 1999.


                                             _________________________________
                                             Name:
                                             Title:

                                    EXHIBIT F

                                SCANA CORPORATION
                             COMPLIANCE CERTIFICATE

     Reference is made to that certain Credit Agreement dated as of December 1, 1999 (the "Credit Agreement"), among SCANA Corporation, a South Carolina Corporation (the "Borrower"), Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof. Capitalized terms used in this certificate and the Schedule attached hereto, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

     The undersigned does hereby certify to the Administrative Agent as follows:

1.   He is the duly elected and serving chief financial officer of the Borrower.

2. He has reviewed the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under his supervision, a review of the transactions and conditions of the Borrower and its Consolidated Subsidiaries through the date on which this certificate is delivered to the Administrative Agent.

3. The computations relating to the Borrower's financial conditions set forth on Schedule I attached hereto were true and correct as of ________________ __, ____ (such date being the last day of the Fiscal Quarter most recently ended.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ___ day of _________, ____.



                                             _________________________________
                                             Name:
                                             Title:

                                    EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE

                         Dated ________________ __, ____

     Reference is made to the Credit Agreement dated as of December 1, 1999 (together with all amendments and modifications thereto, the "Credit Agreement") among SCANA Corporation, a South Carolina corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________  (the "Assignor") and
_____________________________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Loan owing to the Assignor and a ______% interest in the Note held by the Assignor (which on the Effective Date hereof is $__________________).

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Loan owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note as follows: [a new Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Notes as follows: a Note dated _________________, ____ in the principal amount of $_______________ payable to the order of the Assignor and a Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee].

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof,
(vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Note or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

     4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent [and to the Borrower for execution by the Borrower]**.

     5. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section
8.03 and Section 9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

     6. Upon such  execution  and  acceptance by the  Administrative  Agent [and execution by the Borrower]**, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

G:\DATA\EDGAR\EE18\#444372.wpd
2/8/00 11:03 AM

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                 [NAME OF ASSIGNOR]


                                 By:_________________________________________
                                    Title:


                                 [NAME OF ASSIGNEE]


                                 By:__________________________________________
                                    Title:

                                 Lending Office:
                                 [Address]


                                 WACHOVIA BANK, N.A., as Administrative Agent


                                 By:__________________________________________
                                    Title:


                                 SCANA CORPORATION*


                                 By:__________________________________________
                                    Title:

                                    EXHIBIT H

                          INTEREST RATE ELECTION NOTICE

                                __________, ____

Wachovia Bank, N. A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Manager - Loan Syndications

     Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of December 1, 1999 by and among SCANA Corporation, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Administrative Agent and a Bank.


Gentlemen:

     Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     This notice constitutes an Interest Rate Election Notice delivered pursuant to Section 2.02(a) of the Credit Agreement.

     Effective on ______________ [specify date], we hereby elect to enter into a ______________________ [specify whether a continuation or conversion] of the [Loan] [identify Loan by type (i.e., whether a Base Rate Loan or a Euro-Dollar
Loan) and, in the case of a continuation or conversion of an existing Euro-Dollar Loan, the last day of the then current Interest Period therefor] currently outstanding. Interest on the _______________ [specify continued or converted] [Loan] shall be determined by reference to the ______________ [specify either "Euro-Dollar Rate" or "Adjusted Base Rate"] and shall be for an Interest Period of _________________ months [specify the Interest Period for Euro-Dollar Loans, which may be either 1, 2, 3 or 6 months].

                                            SCANA CORPORATION


                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                    EXHIBIT I

                               NOTICE OF BORROWING

                                __________, ____

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attention:  Loan Syndications

     Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of December 1, 1999 by and among SCANA Corporation, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Administrative Agent and a Bank.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to Section 3.02(a) of the Credit Agreement.

     The Borrower hereby requests a borrowing in the aggregate principal amount of $___________ to be made on ______ __, ____, (the "Term Loan Draw Date") and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto (if such Loans are to be Euro-Dollar Loans) shall be [1 month] [2 months] [3 months] [6 months].

     Pursuant to subsections (b) and (c) of Section 3.02 of the Credit Agreement, ___________________, the duly authorized ____________________ of the
Borrower, hereby certifies to the Administrative Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of _________, ____.

                                            SCANA CORPORATION


                                            By:______________________________
                                               Title: